Exhibit 21

ALMOST FAMILY, INC. AND SUBSIDIARIES

LIST OF SUBSIDIARIES AS OF FEBRUARY 24, 2010

I.              Subsidiaries of Almost Family, Inc.

NAME OF ENTITY	FORM OF ENTITY
Adult Day Care of America, Inc.	Delaware corporation
Adult Day Care of Louisville, Inc.	Kentucky corporation
Adult Day Care of Maryland, Inc.	Maryland corporation
National Health Industries, Inc.	Kentucky corporation
AFAM Acquisition, LLC	Kentucky limited liability company

II.            Subsidiaries of National Health Industries, Inc.

NAME OF ENTITY	FORM OF ENTITY
Almost Family PC of Ft. Lauderdale, LLC	Florida limited liability company
Almost Family PC of Kentucky, LLC	Kentucky limited liability company
Almost Family PC of SW Florida, LLC	Florida limited liability company
Almost Family PC of West Palm, LLC	Florida limited liability company
Caretenders Mobile Medical Services, LLC	Ohio limited liability company
Caretenders of Birmingham, Inc.	Alabama corporation
Caretenders of Cleveland, Inc.	Kentucky corporation
Caretenders of Columbus, Inc.	Kentucky corporation
Caretenders of Jacksonville, LLC	Florida limited liability company
Caretenders Visiting Services Employment Company, Inc.	Kentucky corporation
Caretenders Visiting Services of Columbus, LLC	Ohio limited liability company
Caretenders Visiting Services of Cook County, LLC	Illinois limited liability company
Caretenders Visiting Services of District 6, LLC	Kentucky limited liability company
Caretenders Visiting Services of District 7, LLC	Kentucky limited liability company
Caretenders Visiting Services of Gainesville, LLC	Florida limited liability company
Caretenders Visiting Services of Hernando County, LLC	Florida limited liability company
Caretenders Visiting Services of Kentuckiana, LLC	Kentucky limited liability company
Caretenders Visiting Services of Ocala, LLC	Florida limited liability company
Caretenders Visiting Services of Orlando, LLC	Kentucky limited liability company
Caretenders Visiting Services of Palm Beach County, LLC	Florida limited liability company
Caretenders Visiting Services of Pinellas County, LLC	Florida limited liability company
Caretenders Visiting Services of St. Augustine, LLC	Florida limited liability company
Caretenders Visiting Services of St. Louis, LLC	Missouri limited liability company
Caretenders VS of Boston, LLC	Massachusetts limited liability company
Caretenders VS of Central KY, LLC	Kentucky limited liability company
Caretenders VS of Louisville, LLC	Kentucky limited liability company
Caretenders VS of Northern KY, LLC	Kentucky limited liability company
Caretenders VS of Western KY, LLC	Kentucky limited liability company
Mederi Caretenders VS of Broward, LLC	Florida limited liability company
Mederi Caretenders VS of SE FL, LLC	Florida limited liability company
Mederi Caretenders VS of SW FL, LLC	Florida limited liability company
Mederi Caretenders VS of Tampa, LLC	Florida limited liability company
Princeton Home Health, LLC	Alabama limited liability company
Caretenders of Cincinnati, Inc.	Kentucky corporation
Caretenders of New Jersey, Inc	Kentucky corporation
Caretenders VS of Ohio, LLC	Ohio limited liability company
Caretenders Visiting Services of Southern Illinois, LLC	Illinois limited liability company
Caretenders VS of Lincoln Trail, LLC	Kentucky limited liability company
AFAM Acquisition Ohio LLC	Kentucky limited liability company

III.           Subsidiary of AFAM Acquisition, LLC

NAME OF ENTITY	FORM OF ENTITY
Patient Care, Inc.	Delaware corporation

IV.           Subsidiaries of Patient Care, Inc.

NAME OF ENTITY	FORM OF ENTITY
Patient Care Medical Services, Inc.	New Jersey corporation
Patient Care Pennsylvania, Inc.	Delaware corporation
Patient Care New Jersey, Inc.	Delaware corporation
Priority Care, Inc.	Connecticut corporation
Patient Care Connecticut, LLC	Connecticut limited liability company